UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 13, 2014

AUTRIS
(Exact name of registrant as specified in its charter)

Nevada	88-0410480
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12021 Wilshire Blvd. #234, Los Angeles, CA	90025
(Address of principal executive offices)	(Zip Code)

1-310-430-1388
(Registrant’s telephone number, including area code)

Big Sky Productions, Inc.
(Former name or former address, if changed since the last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 12, 2013, Big Sky Productions, Inc., a Nevada corporation (the “Corporation”), filed a definitive Schedule 14C with the Securities and Exchange Commission (“SEC”) to give notice that that Corporation intended on changing its name to Autris by filing a Certificate of Amendment with the Nevada Secretary of State (the “Amendment”).

In connection with the Financial Industry Regulatory Authority's ("FINRA") Rule 6490 and Rule 10b-17 of the Securities Exchange Act of 1934, as amended, the Corporation submitted an issuer company-related action notification form to FINRA, notifying FINRA of the Amendment. On January 13, 2014, FINRA notified the Corporation that the Amendment was approved, and would be deemed effective January 14, 2014.

In connection with the Corporation changing its name to Autris, the Corporation also requested and received from FINRA an updated stock trading ticker symbol, "AUTR", which was assigned and will be deemed effective as of January 14, 2014.  In addition, due to the Amendment, the Corporation requested and received from CUSIP Global Services a new CUSIP number, "05335A 102".

Item 5.07                      Submission of Matters to a Vote of Security Holders

Pursuant to Section 78.352 of the Nevada Revised Statutes, and the Corporation’s bylaws, in order to determine the shareholders entitled to exercise any rights in respect to a lawful action of the Corporation, the board of directors of the Corporation may fix, in advance, a “Record Date”, which shall not be more than 60 days or less than 10 days prior to such action.  The board of directors of the Corporation set December 2, 2013 as the Record Date for the shareholders of the Corporation entitled to give written consent to the Amendments without a meeting.

On the Record Date, in accordance with Section 78.320 of the Nevada Revised Statues, and the Corporation’s bylaws, the shareholders of the Corporation, holding 86% of the voting power, without the formality of convening a meeting, consented to, adopted and approved the Amendment via majority written consent.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits.

Exhibit 3.1	Certificate of Amendment as filed with the Nevada Secretary of State on January 6, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

By:	/s/ Anand Derek Naidoo
Anand Derek Naidoo, Chief Executive Officer

Dated: January 13, 2014